                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14C INFORMATION


   Information Statement Pursuant to Section 14(c) of the Securities Exchange
                                   Act of 1934
                             (Amendment No. .......)

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                                   PPOL, INC.
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
         (1) Title of each class of securities to which transaction applies:

             N/A
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         (2) Aggregate number of securities to which transaction applies:

             N/A
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             N/A
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         (4) Proposed maximum aggregate value of transaction:

              N/A
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         (5) Total fee paid:

              N/A
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SEC 733A (03-06)     POTENTIAL PERSONS WHO ARE TO RESPOND TO THE
                     COLLECTION OF INFOR-MATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

              N/A
         -----------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

              N/A
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         (3)  Filing Party:

              N/A
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         (4)  Date Filed:

              N/A
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

                              INFORMATION STATEMENT
                                       OF
                                   PPOL, INC.

                       NOTICE OF STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

         This Information Statement is being furnished to the holders of common stock, $0.001 par value per share, of PPOL, Inc., a California corporation (the "Company") to inform each of you that the holders of a majority of the shares of outstanding common stock of the Company have approved and authorized, by written consent dated March 8, 2007, the resolutions of the Board of Directors (the "Board") of the Company unanimously approving and authorizing the following actions: (i) a 1 for 100 reverse stock split (the "Reverse Split") of the Company's issued and outstanding shares of common stock of the Company, including a provision for the payment of cash in lieu of fractionalized shares otherwise issuable in connection with the Reverse Split; (ii) certificateless ownership (Certificateless Ownership") of shares in the Company; (iii) a spin-off (the "Spin-Off") of all of the Company's shares of AJOL Co., Ltd. ("AJOL"), the Company's wholly-owned subsidiary, to the Company's shareholders, pro rata; and, (iv) an Amendment to the Company's Articles of Incorporation, effectuating the Reverse Split and an Amendment to the Company's By-laws, effectuating Certificateless Ownership of the Company's shares (collectively, the "Board Actions"). A record date and an effective date for the Spin-Off have not yet been determined by the Board. Such dates will be determined by the Board at such time as the Company files a registration statement with the Securities and Exchange Commission, which filing together with effectiveness thereof, will be required to effectuate the Spin-Off.

--------------------------------------------------------------------------------
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
--------------------------------------------------------------------------------

         There were 20,542,875 shares of common stock of the Company issued and outstanding on March 8, 2007, all of which shares are entitled to notice of this Information Statement.

         Prior to the mailing of this Information Statement, certain of our shareholders holding a majority of our outstanding voting shares signed written consents approving the Board Actions. As a result, the Board Actions have been duly approved and neither a meeting of our stockholders nor additional written consents are necessary.

                            APPROVAL BY OUR DIRECTORS

         Our Board of Directors believe that the Board Actions are in the best interest of the Company and its stockholders. Pursuant to applicable sections of the California Corporations Code, the Board Actions must be approved by the holders of a majority of the issued and outstanding shares of common stock of the Company. In order to obtain the required approval of our stockholders, we could have either convened a special meeting of the stockholders for the specific purpose of voting on the Board Actions, or we could have sought written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company. In order to eliminate the cost and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company. The elimination of the need for a special meeting of stockholders to approve the Board Actions is made possible by Section 603 of the California Corporations Code, which provides, in pertinent part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

         As noted, as of March 8, 2007, there were 20,542,875 shares of common stock of the Company issued and outstanding. The number of votes by written consent of the holders of outstanding shares of common stock of the Company approving the Board Actions exceeded the vote required, in that the affirmative written consents of a majority, that is more than fifty percent (50%) of the issued and outstanding shares of common stock of the Company, was required for approval of the Board Actions, and the Board Actions were approved by the affirmative written consents of 15,722,148 shares of common stock of the Company, or 76.53% of the issued and outstanding shares of common stock of the Company. Of the 15,722,148 shares represented by written consents, 10,547,594 are registered in the stock registrar of the Company in the name of Foster Strategic Investment Partnership (the "Foster PPOL Shares"). Although there is a dispute and litigation pending with respect to the ownership of the Foster PPOL Shares in Japan, a majority of the Company's Board has determined to accept the written consent of the registered owner, i.e. Foster Strategic Investment Partnership. We can provide no assurances that the Board's determination will not be challenged by parties involved in the dispute. No further votes or written consents of our stockholders are required for the Company to effect the Board Actions.

                              NO DISSENTERS' RIGHTS

         The stockholders are not entitled to dissenters' rights under Chapter 13 of the California Corporations Code.

                            PURPOSE OF BOARD ACTIONS

         1. REVERSE STOCK SPLIT. The Board has determined that the Reverse Split of shares of common stock of the Company would be in the best interest of the Company and its shareholders. The Reverse Split will permit the Company to purchase and acquire the common stock of approximately 1,088 stockholders of record, all of whom reside in the United States, and each of whom owns less than one hundred (100) shares of common stock of the Company (the "Odd-Lot Holders"). The Odd-Lot Holders would enjoy the benefit of liquidating their relatively small odd-lot holdings for market value without brokers' commissions. This would be particularly beneficial to such holders given the limited market for and trading in the Company's common stock. The Odd-Lot Holders own less than one percent (1%) of the Company's outstanding common stock. The Reverse Split will also save the Company administrative and related costs of sending proxy statements, annual reports, quarterly reports and other communications to the Company's affected stockholders. The Reverse Split will also result in a reduction of the Company's stockholders in the United States to less than 300. This would facilitate AJOL's ability to seek suspension of its Securities and Exchange Commission reporting obligations following the Spin-Off (discussed below).

         The Reverse Split transaction would include a 1 for 100 split by which each 100 shares of the issued and outstanding shares of common stock of the Company would be converted into 1 share of such common stock. Fractional shares (i.e. less than 1 share in exchange for less than 100 shares) will not be issued. Instead, shareholders entitled to receive a fractional share after giving effect to the Reverse Split will receive cash for each share of his/her/its common stock owned prior to the Reverse Split. The price to be paid for such share of common stock will be equal to the average of the bid and ask price of the last reported daily bids and asks of the Company's common stock in the over-the-counter market for the ten (10) consecutive trading days ending with the trading date prior to the effective date of the Reverse Split. The effective date shall be the date on which the Certificate of Amendment of Articles of Incorporation of the Company effectuating the Reverse Split is filed with the California Secretary of State. Shares of common stock of the Company currently trade in the Pink Sheets, over-the-counter market, for approximately $0.50 per share.

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

         2. CERTIFICATELESS OWNERSHIP. The Board believes that it is in the best interest to provide for certificateless/electronic book entry ownership of the Company, which will provide for greater efficiency, accuracy and cost savings in maintaining records of ownership of the Company's stock. An amendment will be made to Article VIII, Section 4 of the Company's By-laws to provide for certificateless/electronic book entry ownership of stock of the Company. Ownership of the shares shall be entered in electronic form in the books of the Company maintained by its transfer agent. The Company will adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates. The Company's transfer agent, U.S. Stock Transfer Corporation, will implement the certificateless/electronic book entry ownership described above, and will be sending you correspondence shortly to effectuate the Certificateless Ownership and the Reverse Split transactions.

         3. SPIN-OFF. The Board approved a transaction involving the separation of the Company's wholly-owned subsidiary, AJOL, by authorizing the issuance of shares of common stock of AJOL owned by the Company to the stockholders of the Company in proportion to each stockholder's percentage ownership in the Company. In authorizing the foregoing, the Board considered that the Company's business is operated exclusively in Japan through AJOL, and that there is relatively little or no interest in the Company and its common stock and AJOL in the United States. The Board also considered that a majority of the Company's shareholders reside in Japan. The Board also believes that shareholders of the Company could maximize the value of their shares in the Company by directly holding shares in AJOL, in addition to continuing holding shares in the Company. The Board also considered that AJOL would be in a position to seek and obtain private issuer status in the United States following the Spin-Off, thereby allowing AJOL to seek suspension of any Securities and Exchange Commission ("SEC") reporting obligations to which it would be subject following the Spin-Off. Finally, the Board considered that the Spin-Off will allow AJOL to more effectively and efficiently focus on its business in Japan. Based on the foregoing, the Board, approved by the written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company, authorized the transaction whereby the Company will seek divestiture of and Spin-Off AJOL to the stockholders of the Company, pro rata. Following the Spin-Off, the stockholders of the Company will continue to own the same number of shares in the Company that they held pre Spin-Off, and will in addition own AJOL shares in proportion to their percentage ownership in the Company. Following the Spin-Off, the Company will acquire the status of a public shell corporation with no operating business, and will seek merger, acquisition or other business opportunities. The effective date of the Spin-Off and the record date for stockholders to be eligible to receive AJOL shares in the Spin-Off will be determined by the Board, as appropriate, and will be subject to the filing and effectiveness of a registration statement with the SEC, registering the AJOL shares. The Board can provide no assurance that a public market or any market for the AJOL shares or the Company's shares, either in Japan or the United States, will develop or exist or at what price following the Spin-Off.


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


                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 8, 2007, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director, (iii) each of the named executive officers, as defined below, and (iv) all current directors and executive officers of the
Company as a group. As of March 8, 2007, there were 20,542,875 shares (1) of issued and outstanding
Common Stock.

                                                           NUMBER OF SHARES              PERCENT OF TOTAL
                                                           OF COMMON STOCK               COMMON STOCK
NAME AND ADDRESS                                           BENEFICIALLY OWNED (1)
---------------------------------------------------------------------------------------------------------

5% SHAREHOLDERS
--------------------------------------------------

Foster Strategic Investment Partnership(2)
9 Raffles Place #08-01, Republic Plaza
Singapore, 048619                                          10,547,594                    51.34%

Leo Global Fund(3)
Mori Bldg, 3F Toranomon 11
6-4 Toranomon, 2-Chome
Minato-Ku, Tokyo, Japan 105-0001                           3,138,571                     15.28%

DIRECTORS AND OFFICERS
--------------------------------------------------

Yoshihiro Aota
Tennozu First Tower 9th floor
2-2-4 Higashi-Shinagawa, Shinagawa-ku
Tokyo, Japan 140-0002.

                                                           0                             0%

Richard H. Izumi
1 City Boulevard West, Suite 820
Orange, California 92868                                   24,489                        0.12%

Masao Yamamoto
Tennozu First Tower 9th floor                              0                             0%
2-2-4 Higashi-Shinagawa, Shinagawa-ku
Tokyo, Japan 140-0002

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) Based on reasonable inquiry, the Company is aware that Green Capital claims beneficial ownership of 100% of the shares owned by Foster Strategic Investment Partnership. The basis for this determination is an oral understanding between Green Capital and Foster Strategic Investment Partnership that Foster Strategic Management will exercise its shareholder voting rights only with the concurrence of Green Capital.
(3) Based on reasonable inquiry, the Company is aware that Green Capital claims beneficial ownership of 98% of the shares owned by Leo Global Fund. The basis for this determination is an oral understanding between Green Capital and Leo Global Fund that Leo Global Fund will exercise its shareholder voting rights only with the concurrence of Green Capital


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

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                              FINANCIAL INFORMATION
                              ---------------------

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you about us by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement and information that we file later with the SEC will automatically update and supersede this information.

         Our financial information is incorporated herein by reference to our annual report on Form 10-K for the fiscal year ended March 31, 2006, and our quarterly report on Form 10-Q most recently filed with the SEC. We also incorporate by reference our Form 8-K filed with the SEC on March 8, 2007. A copy of the Company's annual report on Form 10-K for the fiscal year ended March 31, 2006, may be obtained, at no charge, by written request to Mr. Richard H. Izumi, chief financial officer and secretary of the Company, at 1 City Boulevard West, Suite 820, Orange, California 92868. Copies can also be obtained from the public records section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. We also file documents and reports electronically through the electronic data gathering analysis and retrieval system ("EDGAR") which is publicly available, at no charge, through the SEC's internet worldwide website, http://www.sec.gov.

Dated:  March 30, 2007              By:  Order of the Board of Directors


                                    By:  /s/ Richard H. Izumi
                                         ---------------------------------------
                                         Richard H. Izumi
                                         Chief Financial Officer and Secretary

EXHIBIT 99.1


                  [TO BE TYPED ON THE LETTERHEAD OF PPOL, INC.]
                        1 CITY BOULEVARD WEST, SUITE 820
                                ORANGE, CA 92868


                                 March 30, 2007




         RE:      NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
                  ---------------------------------------------------

Dear Stockholder:

         The Information Statement (attached) is furnished by the Board of Directors (the "Board") of PPOL, Inc., a California corporation (the "Company") to holders of record of the Company's common stock, $0.001 par value per share, pursuant to Rule 14(c)-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform our stockholders that on February 16, 2007, the Company's Board unanimously approved a resolution authorizing a 1 for 100 reverse stock split (the "Reverse Split") of the Company's presently issued and outstanding shares of common stock, and further authorizing the payment of cash in lieu of fractionalized shares otherwise issuable in connection with the Reverse Split. The Board also authorized an amendment to the Company's Articles of Incorporation, effectuating the Reverse Split. The Reverse Split and the amendment to the Company's Articles of Incorporation will not become effective until at least twenty (20) days after the mailing of the Information Statement.

         The Board also unanimously voted, on February 16, 2007, to authorize an amendment to the Company's By-laws to provide for certificateless/electronic book entry ownership of stock in the Company ("Certificateless Ownership"), such that the Company will not issue stock certificates to evidence the ownership thereof, but that information sufficient to identify ownership in the Company will be entered in electronic form in the books of the Company maintained by its transfer agent. The amendment to the By-laws effectuating certificateless ownership will not become effective until at least twenty (20) days after the initial mailing of the Information Statement.

         Also, the Board, on February 16, 2007, unanimously voted to authorize the spin-off (the "Spin-Off") of all of the Company's shares of AJOL Co., Ltd. ("AJOL"), the Company's wholly-owned subsidiary, to the Company's shareholders, pro rata. The Company will distribute the AJOL shares, pro rata, among the Company's shareholders as of a record date to be determined by the Board. PPOL shareholders will receive cash in lieu of fractionalized shares for amounts of less than one (1) AJOL share, at such fair market value as the Board shall determine as of the record date. The Spin-Off and issuance of AJOL shares to the Company's shareholders will not become effective until such time as the Company completes registration of the AJOL shares by filing a registration statement with the Securities and Exchange Commission under the Exchange Act. The Company can provide no date at this time as to when such registration statement will be filed with the SEC and when, if at all, such registration statement will become effective.

         On March 8, 2007, holders of a majority of the outstanding shares of common stock of the Company approved and authorized the Reverse Split, Certificateless Ownership of shares in the Company, the Spin-Off and related amendments to the Company's Articles of Incorporation and By-laws, by written consent in lieu of a special meeting of stockholders. This letter and the Information Statement shall be considered the notice of the foregoing stockholder action required under Section 603 of the California Corporations Code.

March 30, 2007
Page 2


         No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above, before such actions take effect in accordance with Rule 14(c)-2 promulgated under the Exchange Act.

         This Information Statement is being mailed to you on or about March 30, 2007.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                           By Order of the Board of Directors



                                           Richard H. Izumi
                                           Chief Financial Officer and Secretary